UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 8, 2016

CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
In connection with the upcoming Annual Meeting of Stockholders on July 28, 2016, Chuy's Holdings, Inc. (the "Company") is providing additional details regarding the Tax Fees disclosed under the heading "Independent Public Accountants" in the Company's proxy statement filed with the Securities and Exchange Commission on June 8, 2016.

The following tables shows the total fees that we paid for services performed in the years ended December 27, 2015 and 2014 to RSM US LLP. We have added a footnote to the table to break out the tax compliance and tax preparation fess underlying the Tax Fees line item.

	YEARS ENDED
	DECEMBER 27, 2015	DECEMBER 28, 2014
Audit fees(1)	$186,500	$207,175
Tax fees(2)	200,455	86,070
Total	$386,955	$293,245

(1)
Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

(2)
Tax fees for fiscal 2015 consist of approximately $108,950 for tax compliance including the preparation, review and filing of tax returns and approximately $91,505 for tax advice and tax planning, compared with approximately $70,000 for tax compliance and approximately $16,070 for tax advice and tax planning for fiscal 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: July 8, 2016